CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amended Registration Statement on Form SB-2 of our report dated May 25, 2006 relating to the consolidated financial statements of Effective Profitable Software Inc. and subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 19, 2006